Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On May 3, 2010, BioTime, Inc. (“BioTime”) completed the acquisition of all of the issued preferred shares and ordinary shares of ES Cell International Pte Ltd, a Singapore private limited company (“ESI”), and the secured promissory notes (the “Notes”) in the amount of approximately $35,000,000 of principal and accrued interest, issued by ESI to a former ESI shareholder (the “Acquisition”).  We issued, in the aggregate, 1,383,400 BioTime common shares, and warrants to purchase an additional 300,000 common shares at an exercise price of $10 per share (the “Warrants”) to acquire all of the ESI shares and Notes.

The Unaudited Pro Forma Combined Financial Information gives effect to the Acquisition using the purchase method of accounting, after giving effect to the pro forma adjustments discussed in the accompanying notes.  This financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of BioTime and ESI included elsewhere in this Report.

The financial periods required to be presented in this Form 8-K/A are based on our fiscal periods.  We and ESI have different fiscal year ends.  For the purpose of presenting these pro forma financial statements, we used the financial statements for our fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission (“SEC”) in our most recent Annual Report on Form 10-K and the financial statements for the three months ended March 31, 2010, in our most recent Quarterly Report on Form 10-Q.  To meet the SEC’s pro forma requirements of combining operating results for ESI for an annual period that ends within 93 days of the end of our latest annual fiscal period as filed with the SEC, we combined ESI’s year ended March 31, 2010 with our fiscal year ended December 31, 2009.

The Pro Forma Combined Balance Sheet gives effect to the Acquisition as if it had occurred on March 31, 2010, combining the historical balance sheet of BioTime as of that date with that of ESI’s balance sheet as of March 31, 2010. The Pro Forma Combined Statements of Operations gives effect to the Acquisition as if it had occurred on January 1, 2009, the beginning of our fiscal year.

The consolidated financial statements of ESI presented in the Pro Forma Combined Financial Information utilize United States Generally Accepted Accounting Principles (“US GAAP”).  These financial statements therefore reflect the impact of US GAAP adjustments made to the historical financial statements of ESI, which were prepared in accordance with International Financial Reporting Standards.  The determination and application of these adjustments are the responsibility of management and were translated at the following exchange rates: Singapore dollars were translated to US dollars at the rate of 0.7147with respect to the Balance Sheet at March 31, 2010 and at the rate of 0.71292 and 0.70103 for the Statements of Operations for the twelve months and three months and ended December 31, 2009 and March 31, 2010, respectively.

The Pro Forma Combined Financial Information is unaudited, and is not necessarily indicative of the consolidated results that actually would have occurred if the Acquisition had been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods. In particular, the Pro Forma Combined Financial Information is based on management’s current estimate of the allocation of the purchase price, the actual allocation of which may differ.

PRO FORMA COMBINED STATEMENT OF OPERATIONS (Unaudited)
Twelve Months Ended December 31, 2009

	BioTime	ESI Converted	Purchase Accounting Adjustments		Combined Pro forma
	US Dollars	US Dollars			US Dollars
REVENUES
License fees	$292,832	$59,510			$352,342
Royalty from product sales	1,079,951	-			1,079,951
Grant income and other revenues	552,385	589,334			1,141,719
Total revenues	1,925,168	648,844			2,574,012
EXPENSES
Research and development	(2,968,987)	(1,678,486)			(4,647,473)
General and administrative	(2,476,447)	(955,440)	(770,000	)(3)	(4,201,887)
Total expenses	(5,445,434)	(2,633,926)			(8,849,360)
Loss from operations	(3,520,266)	(1,985,082)			(6,275,348)
OTHER INCOME (EXPENSES):
Interest expense	(1,653,755)	(2,008,400)	2,008,400	(4)	(1,653,755)
Gain on dilution of shares		4,524,891			4,524,891
Other income/(loss)	30,112	(305,812)			(275,700)
Total net other income (expenses)	(1,623,643)	2,210,679			2,595,436
NET LOSS	(5,143,909)	225,597			(3,679,912)
Less: Net (income)/loss attributable to the noncontrolling interest	$(590)	$358,566			$357,976
Net loss attributable to BioTime, Inc.	$(5,144,499)	$584,163			$(3,321,936)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.18)				$(0.11)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	29,295,608	1,383,400 (5)			30,679,008

See Notes to Pro Forma Combined Financial Statements (Unaudited)

PRO FORMA COMBINED STATEMENT OF OPERATIONS (Unaudited)
Three Months Ended March 31, 2010

	BioTime	ESI Converted	Purchase Accounting Adjustments		Combined Pro forma
	US Dollars	US Dollars			US Dollars
REVENUES
License fees	$73,226	$29,857			$103,083
Royalty from product sales	297,000				297,000
Grant income and other revenues	396,901	72,516			469,417
Total revenues	767,127	102,373			869,500
EXPENSES
Research and development	(1,159,951)	(343,345)			(1,503,296)
General and administrative	(933,298)	(235,949)	(192,500	)(3)	(1,361,747)
Total expenses	(2,093,249)	(579,294)			(2,865,043)
Loss from operations	(1,326,122)	(476,921)			(1,995,543)
OTHER INCOME (EXPENSES):
Interest expense	(58)	(509,480)	509,480	(4)	(58)
Other expense	-	(173,891)			(173,891)
Other income	14,155				14,155
Total net other income (expenses)	14,097	(683,371)			(159,794)
NET LOSS	(1,312,025)	(1,160,292)			(2,155,337)
Less: Net loss attributable to the noncontrolling interest	$25,261	$-			$25,261
Net loss attributable to BioTime, Inc.	$(1,286,764)	$(1,160,292)			$(2,130,076)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.04)				$(0.06)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	33,719,203	1,383,400 (5)			35,102,603

See Notes to Pro Forma Combined Financial Statements (Unaudited)

PRO FORMA COMBINED BALANCE SHEET (Unaudited)
March 31, 2010

	BioTime	ESI Converted	Purchase Accounting Adjustments		Combined Pro forma
	US Dollars	US Dollars			US Dollars
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,173,062	$340,134			$11,513,196
Inventory	56,582	-			56,582
Prepaid expenses and other current assets	168,844	139,635	(80,000	)(1)	228,479
Total current assets	11,398,488	479,769	(80,000)		11,798,257
Equipment, net of accumulated depreciation of $64,711 and $535,825 for BioTime and ESI, respectively	155,465	100,485			255,950
Deferred license fees	1,095,000	-			1,095,000
Interest in associated company	-	4,479,567	(379,567	)(1)	4,100,000
Deposits	51,900	-			51,900
Patent technology, net			7,700,000	(1)	7,700,000
Goodwill, net			740,892	(1)	740,892
TOTAL ASSETS	$12,700,853	$5,059,821	$7,981,325		$25,741,999
LIABILITIES AND EQUITY/(DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$503,060	$250,555			$753,615
Deferred grant income	263,397	-			263,397
Deferred license revenue, current portion	360,339	-			360,339
Convertible notes payable		33,623,729	(33,623,729	)(2)	-
Total current liabilities	1,126,796	33,874,284	(33,623,729)		1,377,351
Deferred license revenue, net of current portion	1,158,162	-	-		1,158,162
Warrant liability			1,778,727	(1)	1,778,727
COMMITMENTS AND CONTINGENCIES
Common shares			11,011,864	(1)	11,011,864
EQUITY/(DEFICIT)
Preferred Shares, no par value, authorized 1,000,000 shares; none issued	-	-			-
Common Shares, no par value, authorized 75,000,000 shares; 35,051,059 outstanding	60,403,249	1,260,731	(1,260,731	)(2)	60,403,249
Redeemable convertible preferred shares	-	(8,805,915)	8,805,915	(2)	-
Contributed capital	93,972	-			93,972
Capital options reserve	-	61	(61	)(2)	-
Share options reserve	-	164,381	(164,381	)(2)	-
Capital reserve	-	383,007	(383,007	)(2)	-
Cumulative translation adjustment	-	232,769	(232,769	)(2)	-
Accumulated deficit	(54,056,655)	(22,049,497)	22,049,497	(2)	(54,056,655)
Total shareholders' equity/(deficit)	6,440,566	(28,814,463)	28,814,463		6,440,566
Noncontrolling interest	3,975,329	-			3,975,329
Total equity/(deficit)	10,415,895	(28,814,463)	28,814,463		10,415,895
TOTAL LIABILITIES AND EQUITY/(DEFICIT)	$12,700,853	$5,059,821	$7,981,325		$25,741,999

See Notes to Pro Forma Combined Financial Statements (Unaudited)

Notes to Pro Forma Combined Financial Statements (Unaudited)

Note A. The pro forma adjustments are preliminary and are based on our estimates of the fair values and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition.

In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), the total purchase consideration is allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of May 3, 2010.  The purchase price was allocated using the information currently available, and may be adjusted after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates.

1.           To reflect the acquisition of ESI and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed, the components of the purchase price and allocation to the assets and liabilities are as follows:

Components of the purchase price:
BioTime Common Stock	$11,011,864
BioTime Warrants	1,778,727
Cash	80,000
Total purchase price	12,870,591
Preliminary allocation of purchase price:
Tangible assets acquired and Liabilities assumed:
Cash	340,134
Prepaid and other current assets	139,635
Property and equipment	100,485
Other assets	4,100,000
Acquired patents	7,700,000
Goodwill, net	740,892
Current liabilities	(250,555)
Net assets acquired	$12,870,591

The fair value of the shares issued was based on the closing price per BioTime common share on the NYSE Amex on May 3, 2010, which was $7.96.  The fair value of the warrants issued was computed using a Black Scholes Merton option pricing model, which utilized the following assumptions:  expected term of four years, which is equal to the contractual life of the warrants; risk-free rate of  2.015%; 0% expected dividend yield; 118.20% expected volatility, a stock price of $7.96; and an exercise price of $10.  The warrants and common shares issued are classified as liabilities and mezzanine equity, respectively, because of our obligation to register the underlying shares for sale under the Securities Act of 1933, as amended (the “Securities Act”).  A registration statement on form S-3 was filed on June 28, 2010 but has not yet become effective under the Securities Act.

ESI's patent portfolio includes 20 patent families covering various aspects of human embryonic stem (“hES”) cell identification, propagation, genetic manipulation, storage, and directed differentiation of hES cells into other cell types (for example differentiating cells into neuronal progenitors, pancreatic progenitors, or cardiomyocytes). ESI currently holds or licenses from others more than 50 issued patents and patent applications in various countries, including the United States, the United Kingdom, Australia, Israel, and Singapore.  The underlying technology and the intellectual property was used for the generation of the clinical-grade stem cell lines. The development of clinical-grade human therapeutic products requires high standards of quality control. The detailed procedures for all aspects of production and testing of such products with the potential to impact the safety and quality of a product are commonly called "Current Good Manufacturing Practice" or "cGMP."  The U.S. Food and Drug Administration ("FDA") enforces cGMP regulations with respect to the manufacturing of human therapeutics for use in the U.S., and virtually every country across the globe maintains some analogous standards for quality control in the manufacture of human therapeutic products.  Because development of the acquired patents is substantially complete, they will be amortized on a straight-line basis over their remaining useful life of 10 years.

ESI owns an approximately 49 percent interest in Cell Cure Neurosciences Ltd. (“Cell Cure”), an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of dry age-related macular degeneration.  The fair value of ESI’s interest in Cell Cure is reflected as an equity method investment.

2.           To eliminate the historical capital structure of ESI.

Note B. Following are notes to the pro forma adjustments to the combined statements of operations.

3.           To record amortization of acquired patents.

4.           To eliminate interest expense on ESI convertible promissory notes, which became an inter-company obligation upon acquisition by BioTime.  The convertible promissory notes are eliminated upon consolidation.

5.           Gives effect to the additional BioTime common shares that were issued in connection with the Acquisition.